         Patrizio & Zhao, LLC

              Certified Public Accountants and Consultants                                           322 Route 46 West

                                                                                                                              Parsippany, NJ 07054

              Member of                                                                                                Tel:  (973) 882-8810

                                                                                                                                Fax: (973) 882-0788

             Alliance of worldwide accounting firms                                                          www.pzcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement (Form S-1) pertaining to the registration of 3,000,000 shares of common stock of RE-AD MARKETING INC., of our report dated July 30, 2012 with respect to the financial statements of RE-AD MARKETING INC., for the period from June 20, 2012 (inception date) to June 30, 2012, We also consent to the reference to us under the heading “Experts” in the above referenced Registration Statement.

Patrizio & Zhao, LLC

Certified Public Accountants and Consultants

Parsippany, New Jersey

October3, 2012